UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (date of earliest event reported): May 19, 2015


                          SYNERGY RESOURCES CORPORATION
                          -----------------------------
                   (Exact name of Registrant as specified in its charter)


     Colorado                         001-35245                 20-2835920
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 (State or other jurisdiction     (Commission File No.)       (IRS Employer
     of incorporation)                                      Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (970) 737-1073
                                                       --------------

                                       N/A
                      -----------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.

     Previously the Company had entered into various agreements with Foreland Investments LP (and affiliates) under which it acquired a 65% working interest in an Area of Mutual Interest ("AMI") covering approximately 45,000 net acres in the NE Wattenberg Extension Area of the Denver Julesberg Basin.

     On May 19, 2015 the Company entered into an agreement to acquire the remaining 35% working interest in the AMI owned by Forelad. Upon closing, the acquisition will increase the Company's position in the NE Wattenberg Extension Area by 15,800 net acres to a total of 56,000 net acres.

     The purchase price for the remaining interest in the leases will be $250 per net acre, payable in 323,745 restricted shares of the Company's common stock, equating to approximately $3.9 million based on a price per share of $12.19. Closing on this acquisition is scheduled to take place before May 31, 2015, subject to customary closing conditions.

      On May 22, 2015, the Company issued a press release, attached as Exhibit 99, concerning the Agreement.

Item 9.01.  Financial Statements and Exhibits.

Number      Description
------      -----------

99          May 22, 2015 press release





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 22, 2015

                                  SYNERGY RESOURCES CORPORATION


                                  By: /s/ Frank L. Jennings
                                      ----------------------------------
                                      Frank L. Jennings, Principal Financial and
                                         Accounting Officer